EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER FULLY DILUTED

EARNINGS OF $1.20 PER SHARE AND DIVIDEND OF 49¢ PER SHARE

SOUTHPORT, CONNECTICUT, April 29, 2013—Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the first quarter of 2013 the Company reported net sales of $155.9 million and fully diluted earnings of $1.20 per share, compared with net sales of $112.3 million and fully diluted earnings of 79¢ per share in the first quarter of 2012.

The Company also announced today that its Board of Directors declared a dividend of 49¢ per share for the first quarter, for shareholders of record as of May 10, 2013, payable on May 24, 2013. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s results:

•	Our earnings increased 53% from the first quarter of 2012, driven by the 39% growth in sales and our ongoing focus on continuous improvement in our operations.

•	New product introductions were a significant component of our sales growth as new product sales represented $53.3 million or 35% of firearm sales in the first quarter of 2013. New product introductions in the first quarter of 2013 included the LC380 pistol and the SR45 pistol.

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•	The estimated sell-through of our products from independent distributors to retailers in the first quarter of 2013 increased 12% from the first quarter of 2012. This estimated unit sell-through was effectively limited to first quarter production because distributor inventory totaled only 59,200 units at December 31, 2012. For reference, at December 31, 2011, the distributor inventory totaled 135,600 units, allowing Q1 2012 sell-through to exceed Q1 2012 production by 22%. During the first quarter of 2013, National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) increased 46%.

•	Cash generated from operations during the first quarter of 2013 was $30.4 million. At March 30, 2013, our cash and cash equivalents totaled $45.6 million. Our current ratio is 1.6 to 1 and we have no debt.

•	In the first quarter of 2013, capital expenditures totaled $7.7 million, much of it related to new products and the expansion of production capacity. We expect to invest approximately $30 million for capital expenditures during 2013.

•	In the first quarter of 2013, the Company returned $7.8 million to its shareholders through the payment of dividends.

•	At March 30, 2013, stockholders’ equity was $111.6 million, which equates to a book value of $5.78 per share, of which $2.36 per share was cash and equivalents.

Today, the Company filed its Quarterly Report on Form 10-Q for the first quarter of 2013. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Tomorrow, April 30, 2013, Sturm, Ruger will host a webcast at 12:00 p.m. EDT of its Annual Meeting of Stockholders. Interested parties can access the webcast at www.ruger.com/corporate or www.earnings.com or by dialing 800-295-4740, participant code 60546881.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

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The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	March 30, 2013	December 31, 2012

Assets

Current Assets
Cash	$45,611	$30,978
Trade receivables, net	59,482	43,018

Gross inventories	54,275	55,827
Less LIFO reserve	(38,221)	(38,089)
Less excess and obsolescence reserve	(1,964)	(1,729)
Net inventories	14,090	16,009

Deferred income taxes	7,521	5,284
Prepaid expenses and other current assets	1,101	1,632
Total Current Assets	127,805	96,921

Property, plant and equipment	203,256	195,713
Less allowances for depreciation	(133,821)	(129,720)
Net property, plant and equipment	69,435	65,993

Deferred income taxes	2,451	2,004
Other assets	11,784	9,568
Total Assets	$211,475	$174,486

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS (Continued)

(Dollars in thousands, except share data)

	March 30, 2013	December 31, 2012

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$41,461	$38,500
Product liability	991	720
Employee compensation and benefits	19,163	15,182
Workers’ compensation	4,475	4,600
Income taxes payable	14,622	489
Total Current Liabilities	80,712	59,491

Accrued pension liability	18,873	19,626
Product liability	252	337

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2013 – 23,618,934 issued, 19,319,500 outstanding 2012 – 23,562,422 issued, 19,262,988 outstanding	23,619	23,563
Additional paid-in capital	16,470	15,531
Retained earnings	139,053	123,442
Less: Treasury stock – at cost 2013 and 2012 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(29,620)	(29,620)
Total Stockholders’ Equity	111,638	95,032
Total Liabilities and Stockholders’ Equity	$211,475	$174,486

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended
	March 30, 2013	March 31, 2012

Net firearms sales	$153,440	$110,787
Net castings sales	2,465	1,550
Total net sales	155,905	112,337

Cost of products sold	94,596	70,544

Gross profit	61,309	41,793

Operating expenses:
Selling	15,764	10,999
General and administrative	8,443	6,378
Total operating expenses	24,207	17,377

Operating income	37,102	24,416

Other income:
Interest expense, net	(16)	(23)
Other income, net	265	178
Total other income, net	249	155

Income before income taxes	37,351	24,571

Income taxes	13,633	9,091

Net income and comprehensive income	$23,718	$15,480

Basic earnings per share	$1.23	$0.81

Fully diluted earnings per share	$1.20	$0.79

Cash dividends per share	$0.404	$0.212

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended
	March 30, 2013	March 31, 2012

Operating Activities
Net income	$23,718	$15,480
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,501	3,388
Slow moving inventory valuation adjustment	235	(53)
Stock-based compensation	1,330	928
Gain on sale of assets	(70)	-
Deferred income taxes	(2,684)	(1,365)
Changes in operating assets and liabilities:
Trade receivables	(16,464)	(6,801)
Inventories	1,684	2,649
Trade accounts payable and accrued expenses	2,836	2,611
Employee compensation and benefits	3,678	(4,238)
Product liability	186	(65)
Prepaid expenses, other assets and other liabilities	(2,676)	5,119
Income taxes payable	14,133	4,188
Cash provided by operating activities	30,407	21,841

Investing Activities
Property, plant and equipment additions	(7,705)	(3,047)
Proceeds from sale of assets	70	-
Purchases of short-term investments	-	(19,994)
Cash used for investing activities	(7,635)	(23,041)

Financing Activities
Tax benefit from exercise of stock options	1,747	922
Remittance of taxes withhold for employees related to share-based compensation	(2,082)	(884)
Dividends paid	(7,804)	(4,059)
Cash used for financing activities	(8,139)	(4,021)

Increase (decrease) in cash and cash equivalents	14,633	(5,221)

Cash and cash equivalents at beginning of period	30,978	81,056

Cash and cash equivalents at end of period	$45,611	$75,835

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